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                                                                    Exhibit 4.35

                                   FIFTEENTH
                                    AMENDMENT
                                       TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               VORNADO REALTY L.P.

                          Dated as of December 15, 2000

                  THIS FOURTEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF VORNADO REALTY L.P. (this "Amendment") is hereby adopted by Vornado Realty Trust, a Maryland real estate investment trust (defined herein as the "General Partner"), as the general partner of Vornado Realty L.P., a Delaware limited partnership (the "Partnership"). For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of
Limited Partnership of Vornado Realty, L.P., as amended by the Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of December 16, 1997, and further amended by the Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of April 1, 1997, and the Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of November 12, 1998, and the Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of November 30, 1998, and the Fifth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of March 3, 1999, and the Sixth Amendment to Second Amended and Restated Agreement of
Limited Partnership of Vornado Realty, L.P., dated as of March 17, 1999, and the Seventh Amendment to Second Amended and Restated Agreement of Limited
Partnership of Vornado Realty, L.P., dated as of May 20, 1999, the Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of May 27, 1999, the Ninth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of September 3, 1999, the Tenth Amendment to Second Amended and
Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of September 3, 1999, the Eleventh Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of November 24, 1999, the Twelfth Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty, L.P., dated as of May 1, 2000, the Thirteenth Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of May 25, 2000, and the Fourteenth Amendment to Second Amended and Restated Agreement of Limited Partnership, dated as of December 8, 2000 (as so amended and as the same may be further amended, the "Agreement").
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                  WHEREAS, the General Partner has determined that the amendment effected hereby does not adversely affect or eliminate any of the limited partner rights specified in Section 14.1.C or Section 14.1.D of the Agreement;

                  NOW, THEREFORE, the General Partner hereby amends the Agreement as follows:

                  1, The existing section 6.1C. is hereby deleted and the following is substituted therefore:

                           C. Allocation of Nonrecourse Debt. For purposes of
                  Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of the (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with any permissible method determined by the General Partner.

                  2. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first written above.


                                           VORNADO REALTY TRUST


                                           By:  /s/ Irwin Goldberg
                                                ______________________________
                                                Irwin Goldberg, Vice President
                                                Chief Financial Officer